Exhibit 99.1

Cephalon Launches Takeover Offer for Australian Biotechnology Company, Arana Therapeutics

Arana Independent Directors Recommend Shareholders Accept the A$318 Million Offer, in the Absence of a Superior Proposal

Australian Biotechnology Company Offers Strong Technology Platform and Phase II Antibody in Development for Inflammatory Diseases

FRAZER, Pa. (February 27, 2009) — Cephalon, Inc. (Nasdaq: CEPH) today announced that its wholly-owned subsidiary, Cephalon International Holdings, Inc., intends to make a takeover offer for Arana Therapeutics Limited (ASX: AAH).  Arana has a pipeline of biologic compounds for inflammatory diseases and cancer at various stages of discovery and development.

The offer has the support of the Arana independent directors and will be recommended to Arana shareholders in the absence of a superior proposal.

Under its bid, Cephalon intends to offer A$1.40 cash for each Arana ordinary share cum dividends and other rights.  The total offer value is approximately A$318 million (US$207 million).  The offer price represents a 70 percent premium to Arana’s 90-day volume weighted average price and a 69 percent premium to the closing price on February 25, 2009, the last trading day prior to this announcement.

If Cephalon obtains a relevant interest in 90 percent of Arana shares and the offer conditions are satisfied or waived, Cephalon will increase its offer price by 5 Australian cents per share.  This offer price increase will be payable to all shareholders no matter when their acceptances are received.  In these circumstances accepting Arana shareholders will receive A$1.45 per share.

Cephalon intends to fund the offer price using a portion of its existing cash balance.

“Cephalon is offering Arana shareholders the opportunity to de-risk their investment portfolios by taking cash for their shares at a time when cash provides certainty and stability,” said Kevin Buchi, chief financial officer at Cephalon.  “We are better equipped to take Arana’s lead compound, ART621, through clinical development and, pending the success of clinical trials, to international markets.”

To support its bid, Cephalon has acquired a shareholding in Arana, representing an ownership position of approximately 19.9 percent of the total issued share capital of Arana.  The purchase price of the shares was A$1.40 per share.  Cephalon has acquired this stake from Arana’s two largest shareholders, Start-up Australia Ventures Pty Ltd and Rockwell Securities Limited.

Cephalon’s offer will be subject to certain basic conditions (outlined in Appendix A), including a 50.1 percent minimum acceptance condition.

Cephalon is well advanced in the preparation of its Bidder’s Statement, and expects the offer will be open for acceptance by mid-March.

Arana is a biopharmaceutical company focused on developing next generation antibody based drugs that will improve the lives of patients with inflammatory diseases and cancer.  The company’s lead compound, ART621, is a new generation tumor necrosis factor (TNF) alpha blocker in development for patients with inflammatory diseases.  Arana has a strong patent portfolio related to anti-TNF alpha antibodies and receives royalties from Abbott Laboratories and

Johnson & Johnson, the makers of HUMIRA® and REMICADE®, respectively.  Cephalon expects these royalties largely to offset costs of development in the near term.  Therefore, Cephalon is making no change to its 2009 adjusted net income guidance.

“Arana would bolster our burgeoning inflammatory disease pipeline as well as our oncology pipeline,” said Frank Baldino, Jr., Ph.D., chairman and CEO of Cephalon.  “Arana has an established protein engineering technology platform that transforms proteins, including antibodies, into potent drug candidates.  Its lead candidate, ART621, is a domain antibody currently in Phase II trials for both psoriasis and rheumatoid arthritis.  TNFs are well established targets with a high probability of success.”

Over the last 4 months, Cephalon has completed deals designed to help build a portfolio of products targeted to inflammatory diseases.  Earlier this month, Cephalon acquired exclusive worldwide rights to the ImmuPharma investigational compound, LUPUZOR™, which is in development for the treatment of systemic lupus erythematosus.  In January, the company announced an option to acquire privately-held Ception Therapeutics, Inc., whose lead humanized monoclonal antibody compound, reslizumab, is in development for the treatment of pediatric eosinophilic esophagitis.

Cephalon is being advised by Ferghana Partners Inc., Deutsche Bank and Johnson Winter & Slattery.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development, and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain, and oncology.  A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), TREANDA® (bendamustine hydrochloride) for Injection, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this announcement may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding the characterizations of Arana’s technology platform and patent portfolio, probability of success with respect to TNF compounds, future strength and growth of Cephalon’s drug delivery business, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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HUMIRA® (adalimumab) is a registered trademark of Abbott Laboratories

REMICADE® (infliximab) is a registered trademark of Johnson & Johnson

Source:  Cephalon, Inc.

Contacts:

United States

Media:	Investor Relations:
Sheryl Williams	Chip Merritt
+1 610-738-6493 (office)	+1 610-738-6376 (office)
610-457-5257 (cell)	cmerritt@cephalon.com
swilliam@cephalon.com

Australia

Media:
Andrew Stokes	Lauren Thompson
+61 416 967 038	+61 438 954 729
andrew.stokes@fdthirdperson.com.au	lauren.thompson@fdthidperson.com,au

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Appendix A

Takeover Bid Conditions

Cephalon International Holdings, Inc.’s offer is proposed to be subject to the fulfillment of the following conditions. Capitalized terms have meanings set out in the glossary below.

(a)                                   Minimum acceptance

Before and at the end of the Offer Period, Cephalon International has a relevant interest in at least 50.1% of Arana Shares.

(b)            Adverse change conditions

(i)                                     Material adverse change in respect of the Arana Group

During the Condition Period, no event, change or circumstance occurs, is announced or becomes known to Cephalon International (whether or not it becomes public) which has or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial position, performance, profitability or prospects of the Arana Group taken as a whole.

(ii)                                Instances of material adverse change in respect of the Arana Group

Without limiting paragraph (i), during the Condition Period:

(A)                           the ongoing clinical trials in relation to the ART621 drug candidate are not discontinued, suspended or materially altered;

(B)                             no member of the Arana Group announces any intention or proposal to discontinue, suspend or materially alter the ongoing clinical trials in relation to the ART621 drug candidate; and

(C)                             no results from the ongoing clinical trials in relation to the ART621 drug candidate are announced or become known to Cephalon International (whether or not they become public) which have or could reasonably be expected to have a material adverse effect on the regulatory approvability or commercial viability of the ART621 drug candidate.

(iii)                             Conduct of the Arana Group’s business in the ordinary course

During the Condition Period, no member of the Arana Group conducts its business otherwise than in the ordinary course.

(iv)                             Instances of conduct not in the ordinary course

Without limiting paragraph (iii), during the Condition Period, no member of the Arana Group:

(A)                             acquires, offers to acquire or agrees to acquire any one or more entities, businesses or assets (or any interest in any one or more entities, businesses or assets) for an amount in aggregate greater than $2.5 million;

(B)                               disposes, offers to dispose or agrees to dispose of any one or more entities, businesses or assets (or any interest in any one or more entities, businesses or assets) for an amount in aggregate greater than $2.5 million;

(C)                               enters into, offers to enter into or agrees to enter into any agreement (including, without limitation, any joint venture or partnership agreement) involving a commitment greater than $2.5 million;

(D)                              incurs or commits to, or grants to another person a right the exercise of which would involve incurring or committing to, any capital expenditure in respect of any one or more items which accumulate to an amount in aggregate greater than $2.5 million;

(E)                                releases or materially varies any obligation owing to it by any person which by reason of its quantum or its nature is material to the Arana Group taken as a whole;

(F)                                enters into or agrees to enter into any contract of service or varies or agrees to vary any existing contract of service with any director or officer, or pays or agrees to pay any retention or retirement benefit or allowance to any director or officer, or makes or agrees to make any material change in the basis or amount of remuneration of any director, officer or other employee (except as required by law or provided under any superannuation, provident or retirement scheme as in effect on the Announcement Date);

(G)                               without limiting any of the foregoing:

(aa)                            licenses, offers to license or agrees to license any of its intellectual property to any person other than a member of the Arana Group;

(bb)                          enters into, offers to enter into or agrees to enter into any agreement pursuant to which it agrees to undertake any research and development for any person other than a member of the Arana Group; or

(cc)                            takes a licence, offers to take a licence or agrees to take a licence of intellectual property of any person other than a member of the Arana Group; or

(H)                               discloses the existence of any matter described in sub-paragraphs (A) to (G) above, or announces any intention or proposal to do anything described in sub-paragraphs (A) to (G) above, except to the extent fully and accurately announced by Arana prior to the Announcement Date.

(c)            Change of control conditions

(i)                                    No change of control event triggered

During the Condition Period, as a result (directly or indirectly) of the acquisition or proposed acquisition of Arana Shares by Cephalon International:

(A)                            no person becomes entitled to exercise, exercises or purports to exercise, or states any intention to exercise, any right under any provision of any agreement or other instrument to which any member of the Arana Group is a party, or by or to which any member of the Arana Group or any of its assets may be bound or be subject, which right, upon its exercise, results or would result, or could reasonably be expected to result, to an extent which is material to the Arana Group taken as a whole, in:

(aa)                          any such agreement or other instrument being terminated or varied or any action being taken or arising under it;

(bb)                        the interest of any member of the Arana Group in any partnership, joint venture, trust, corporation or other entity (or any arrangements relating to such interest) being terminated, varied or required to be transferred or redeemed; or

(cc)                          the business of any member of the Arana Group being materially adversely affected;

(B)           no Approval issued by a Regulatory Authority to or otherwise held by any member of the Arana Group is or is able to be revoked, withdrawn, terminated or varied such that it:

(aa)                          results, or could reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial position, performance, profitability or prospects of the Arana Group taken as a whole; or

(bb)                        prevents or materially adversely affects or could reasonably be expected to prevent or materially adversely affect the implementation or completion of the Offer; and

(C)           without limiting any of the foregoing, no Regulatory Authority becomes entitled to suspend, terminate or withhold any grant, development assistance or other financial assistance to which any member of the Arana Group is or may be otherwise entitled or to require repayment of any grant, development assistance or other financial assistance previously provided to any member of the Arana Group.

(ii)            Specific instances

Without limiting paragraph (c)(i), the directors of Arana confirm in the Target’s Statement that, as a result (directly or indirectly) of the acquisition or proposed acquisition of Arana Shares by Cephalon International, none of Centocor Inc., Abbott Laboratories Inc., Domantis Limited and any of their respective affiliates becomes entitled to exercise any right under any provision of an agreement with any member of the Arana Group, which right, upon its exercise, results or would result, or could reasonably be expected to result, in any such agreement or other instrument being terminated or varied or any other action being taken or arising under it.

(d)            No prescribed occurrences

(i)             Between the time beginning when the Bidder’s Statement is given to Arana and ending at the end of the Offer Period, none of the following occurrences happens:

(A)                               Arana converts all or any of the Arana Shares into a larger or smaller number of Arana Shares;

(B)           any member of the Arana Group resolves to reduce its share capital in any way;

(C)           any member of the Arana Group enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(D)           any member of the Arana Group issues shares (other than pursuant to Performance Rights) or grants an option over its shares, or agrees to make such an issue or grant such an option;

(E)           any member of the Arana Group issues, or agrees to issue, convertible notes;

(F)           any member of the Arana Group disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(G)           any member of the Arana Group charges, or agrees to charge, the whole, or a substantial part, of its business or property;

(H)           any member of the Arana Group resolves to be wound up;

(I)            a liquidator or provisional liquidator is appointed to any member of the Arana Group;

(J)            a court makes an order for the winding up of any member of the Arana Group;

(K)           an administrator is appointed to any member of the Arana Group under section 436A, 436B or 436C of the Corporations Act;

(L)           any member of the Arana Group executes a deed of company arrangement; or

(M)          a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of any member of the Arana Group.

(ii)            During the Condition Period:

(A)          none of the events listed in Condition (d)(i) happens;

(B)           Arana does not make any issue of rights or other securities convertible into Arana Shares;

(C)           Arana does not declare or pay any dividend or other distribution;

(D)           no subsidiary of Arana undertakes a transaction similar to any of those referred to in Condition (d)(i) under the law of its place of incorporation;

(E)           no administrator, or person performing a function similar to an administrator appointed under section 436A, 436B or 436C of the Corporations Act, is appointed in respect of a subsidiary of Arana under a provision equivalent to any of those sections of the Corporations Act under the law of the place of incorporation of the subsidiary;

(F)           no subsidiary of Arana enters into an arrangement similar to that referred to in Condition (d)(i)(L), or any other composition with creditors, under the law of the place of incorporation of the subsidiary; and

(G)           no amendment is made to the constitution of Arana.

GLOSSARY

Announcement means the announcement of the Offer which was released by Cephalon International on the Announcement Date.

Announcement Date means 27 February 2009, being the date of the Announcement.

Approval means a licence, authority, authorisation, consent, permission, approval, clearance, grant, confirmation, order, exemption, no objection, waiver or ruling.

Arana means Arana Therapeutics Limited (ACN 002 951 877).

Arana Group means Arana and its subsidiaries from time to time.

Arana Share means an ordinary share of Arana.

ASIC means the Australian Securities and Investments Commission.

Bidder’s Statement means the statement to be made by Cephalon International under Part 6.5 Division 2 of the Corporations Act relating to the Offer.

Cephalon International means Cephalon International Holdings, Inc.

Condition Period means the period beginning on the Announcement Date and ending at the end of the Offer Period.

Corporations Act means the Corporations Act 2001 (Cth).

Offer means the offer by Cephalon International to acquire Arana Shares on the Offer Terms.

Offer Period means the period during which the Offer remains open.

Offer Terms means the terms and conditions of the Offer to be set out in the Bidder’s Statement.

Performance Rights means the performance rights issued by Arana which are disclosed in note 41 of Arana’s financial statements for the financial year ended 30 September 2008.

Regulatory Authority means any governmental, semi-governmental, administrative, statutory or judicial entity, authority or agency, whether in Australia or elsewhere, including any self-regulatory organisation established under statute or any stock exchange but excluding the Takeovers Panel, ASIC and any court that hears or determines proceedings under section 657G of the Corporations Act or proceedings commenced under the Corporations Act by a person specified in section 659B(1) in relation to the Offer.

Target’s Statement means the statement to be made by Arana in response to the Bidder’s Statement, as required by the Corporations Act.